UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
July 11, 2021
Date of Report (Date of earliest event reported)

N-able, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-40297	85-4069861
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
301 Edgewater Dr.
Suite 306
Wakefield, Massachusetts 01880
(Address of principal executive offices) (Zip Code)
Registrant's telephone number, including area code: (781) 328-6490
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, $0.001 par value	NABL	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 1.01.   Entry Into A Material Definitive Agreement.
On July 11, 2021, N-able, Inc. (“N-able”), currently a wholly-owned subsidiary of SolarWinds Corporation (“SolarWinds”), entered into a definitive agreement (the “Purchase Agreement”) with certain accredited investors (the “Investors”) in connection with a private placement of N-able’s common stock (the “Private Placement”) in a transaction exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”). Upon the closing of the Private Placement, N-able will receive gross proceeds of approximately $225 million before deducting placement agent fees and other transaction-related expenses payable by N-able. N-able will issue an aggregate of 20,623,282 shares of common stock that will be sold at a purchase price of $10.91 per share. The closing of the Private Placement, which is subject to customary closing conditions, is scheduled to occur on July 19, 2021 prior to the completion that day of the previously announced distribution of shares of N-able common stock to holders of SolarWinds common stock as of July 12, 2021 (the “Distribution”).
N-able will distribute the net proceeds of the transaction (the “Net Proceeds”) to SolarWinds prior to the closing of the Distribution. Subject to the approval of its Board of Directors, SolarWinds currently expects to use the Net Proceeds to make a distribution to its stockholders and/or pay down its existing third-party indebtedness. The exact amount of any such Net Proceeds will be determined immediately prior to the Distribution but is currently estimated to be an amount equal to approximately $216 million. N-able will not retain any of the Net Proceeds.
The Purchase Agreement will terminate (a) upon the termination of the Separation and Distribution Agreement to be entered into by and between N-able and SolarWinds in connection with the Distribution, (b) at any time upon the written consent of N-able and the Investors entitled to acquire at least a majority of the shares of N-able common stock to be issued under the Purchase Agreement, or (c) on August 11, 2021, if the closing of the Private Placement has not occurred by such date. As of the date hereof, the shares of N-able common stock to be issued in connection with the Purchase Agreement have not been registered under the Securities Act. N-able will as soon as reasonably practicable, but in any event no later than 45 calendar days after the closing of the Private Placement, file with the SEC a registration statement registering the resale of such shares of N-able common stock and will use its commercially reasonable efforts to have such registration statement declared effective as soon as reasonably practicable thereafter. N-able has further agreed to use commercially reasonable efforts to keep such registration statement, or another shelf registration statement that includes such shares, effective with respect to each Investor until the earliest of (i) the date on which such Investor ceases to hold any shares issued pursuant to the Purchase Agreement, (ii) the first date on which such Investor is able to sell all of its shares in a 90-day period without registration under Rule 144 of the Securities Act or any successor rule (but with no volume or other restrictions or limitations including as to manner or timing of sale) and (iii) if the shares purchased pursuant to the Purchase Agreement by such Investor represent greater than five percent (5%) of N-able’s outstanding common stock, the date upon which such shares purchased by such Investor no longer represent greater than five percent (5%) of N-able’s outstanding common stock.
A copy of the Purchase Agreement is attached hereto as Exhibit 10.1, and is incorporated herein by reference, and the foregoing description of the Private Placement is qualified in its entirety by reference thereto.
On July 12, 2021, N-able and SolarWinds issued a joint press release announcing the Private Placement, a copy of which is attached hereto as Exhibit 99.1.
Exhibit 99.1 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section. The information in Exhibit 99.1 to this report shall not be incorporated by reference in any filing under the Securities Act or the Exchange Act.
Item 2.02.   Results of Operations and Financial Condition.
On July 12, 2021, N-able and SolarWinds issued a joint press release announcing preliminary financial results for the fiscal quarter ended June 30, 2021. A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.
N-able refers to non-GAAP financial information in the press release. A reconciliation of these non-GAAP financial measures to the comparable GAAP financial measures is contained in the attached press release.
The information contained in this Item 2.02, including Exhibit 99.2, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liability of that section. The information in Item 2.02 of this report, including Exhibit 99.2 hereto, shall not be incorporated by reference in any filing under the Securities Act or the Exchange Act.
Item 3.02.   Unregistered Sales of Equity Securities.
The disclosure set forth above in Item 1.01 of this Current Report on Form 8-K with respect to the entry into the Purchase Agreement in connection with the Private Placement of N-able common stock is incorporated by reference into this Item 3.02. The shares of N-able common stock to be issued in connection with the Private Placement will be exempt from registration under the Securities Act.
Item 8.01.   Other Events.
N-able previously filed with the U.S. Securities and Exchange Commission (the “Commission”) a Registration Statement on Form 10 (File No. 001-40297) (the “Registration Statement”), as amended, relating to the Distribution. The Registration Statement includes a preliminary information statement that describes the Distribution and provides information regarding N-able’s business and management. The Registration Statement was declared effective by the Commission at 3:00 p.m. Central Time on June 25, 2021.
The final information statement, dated July 12, 2021 (the “Information Statement”), is attached hereto as Exhibit 99.3. On or about July 12, 2021, SolarWinds will mail the Information Statement to its stockholders of record as of close of business on July 12, 2021 (the “Record Date”).
As further described in the Information Statement, SolarWinds expects to distribute one share of N-able’s common stock for every two shares of SolarWinds common stock held as of the close of business on the Record Date. Subject to the satisfaction or waiver of the conditions for the Distribution, which are described in the Information Statement, the Distribution is expected to occur on July 19, 2021.
Exhibit 99.3 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liability of that section, nor shall it be deemed to be incorporated by reference in any registration statement or other document filed under the Securities Act, except as otherwise expressly stated in such filing.

Forward Looking Statements.

This Current Report on Form 8-K contains “forward-looking” statements, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including statements regarding the anticipated closing of the Private Placement and the use of proceeds received by N-able in connection therewith, as well as statements regarding SolarWinds’ and N-able’s preliminary financial results for the second quarter of fiscal 2021. These forward-looking statements are based on management's beliefs and assumptions and on information currently available to management. Forward-looking statements include all statements that are not historical facts and may be identified by terms such as “aim,” “anticipate,” “believe,” “can,” “could,” “seek,” “should,” “feel,” “expect,” “will,” “would,” “plan,” “intend,” “estimate,” “continue,” “may,” or similar expressions and the negatives of those terms. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, the following: (a) risks related to the potential separation of N-able into a newly created and separately traded public company, including that the process of potentially completing the spin-off could disrupt or adversely affect the N-able businesses, results of operations and financial condition, that the spin-off may not achieve some or all of any anticipated benefits with respect to the N-able business, and that the spin-off may not be completed in accordance with our expected plans or anticipated timelines, or at all; (b) risks related to the cyber incident disclosed in December 2020 (the “Cyber Incident”), including with respect to (1) the discovery of new or different information regarding the Cyber Incident, including with respect to its scope, the threat actor’s access to our environment and its related activities during such period, and the related impact on our systems, solutions, current or former employees and managed services providers (“MSPs”), (2) the possibility that our mitigation and remediation efforts with respect to the Cyber Incident may not be successful, (3) the possibility that additional confidential, proprietary or personal information, including information of N-able’s current or former employees and MSP partners, was accessed and exfiltrated as a result of the Cyber Incident, (4) numerous financial, legal, reputational and other risks to us related to the Cyber Incident, including risks that the incident or SolarWinds’ response thereto, including with respect to providing notices to any impacted individuals, may result in the loss, compromise or corruption of data and proprietary information, loss of business as a result of termination or non-renewal of agreements or reduced purchases or upgrades of our solutions, severe reputational damage adversely affecting MSP partner and vendor relationships and investor confidence, increased attrition of personnel and distraction of key and other personnel, U.S. or foreign regulatory investigations and enforcement actions, litigation, indemnity obligations, damages for contractual breach, penalties for violation of applicable laws or regulations, significant costs for remediation and the incurrence of other liabilities, (5) risks that our insurance coverage, including coverage relating to certain security and privacy damages and claim expenses, may not be available or sufficient to compensate for all liabilities we incur related to these matters, and (6) the possibility that our steps to secure our internal environment, improve our product development environment and protect the security and integrity of the software that we deliver to our MSP partners may not be successful or sufficient to protect against future threat actors or attacks or perceived by existing and prospective MSP partners as sufficient to address the harm caused by the Cyber Incident; (c) the possibility that the global COVID-19 pandemic may adversely affect our business, results of operations and financial condition; (d) any of the following factors either generally or as a result of the impacts of the Cyber Incident or the global COVID-19 pandemic on the global economy or on our business operations and financial condition or on the business operations and financial conditions of our MSP partners, their end-customers and our prospective MSP partners: (1) reductions in information technology spending or delays in purchasing decisions by our MSP partners, their end-customers and our prospective MSP partners, (2) the inability to sell solutions to new MSP partners or to sell additional solutions or upgrades to our existing partners, (3) any decline in our renewal or net retention rates, (4) the inability to generate significant volumes of high quality sales leads from our digital marketing initiatives and convert such leads into new business at acceptable conversion rates, (5) the timing and adoption of new solutions, solutions upgrades or pricing model changes by N-able or its competitors, (6) potential foreign exchange gains and losses related to expenses and sales denominated in currencies other than the functional currency of an associated entity, and (7) risks associated with our international operations; (e) the possibility that our operating income could fluctuate and may decline as percentage of revenue as we make further expenditures to support our business or expand our operations; (f) our inability to successfully identify, complete, and integrate acquisitions and manage our growth effectively; (g) our status as a controlled company; and (h) such other risks and uncertainties described more fully in documents filed with or furnished to the Securities and Exchange Commission. All information provided in this Current Report on Form 8-K is as of the date hereof and N-able undertakes no duty to update this information except as required by law.
Item 9.01.   Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
10.1	Purchase Agreement, dated July 11, 2021, by and among N-able, Inc., N-able International Holdings II, LLC and the Investors named therein
99.1	Joint press release of SolarWinds Corporation and N-able, Inc., dated July 12, 2021
99.2	Joint press release of SolarWinds Corporation and N-able, Inc., dated July 12, 2021
99.3	Information Statement of N-able, Inc., dated July 12, 2021

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

N-ABLE, INC.

Dated:	July 12, 2021	By:	/s/ John Pagliuca
John Pagliuca
Chief Executive Officer and President